PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, sglenn@stratasys.com

STRATASYS REPORTS RECORD SECOND QUARTER FINANCIAL RESULTS

High End FDM System Revenue Increases 33%
- - - - -

MINNEAPOLIS, July 31, 2008 – Stratasys, Inc. (Nasdaq: SSYS) today announced record second quarter revenue and earnings.

     Total revenue rose to $31.3 million for the second quarter ended June 30, 2008 over the $28.2 million reported for the same period in 2007, an increase of 11%. Revenue from proprietary products and services for the second quarter increased by 13% over the same period last year. System shipments totaled 540 units for the second quarter of 2008, versus 564 for the same period last year.

     GAAP net income increased 13% to $4.1 million for the second quarter, or $0.19 per share, compared to GAAP net income of $3.6 million, or $0.17 per share, for the same period in 2007. The 2007 results have been adjusted to reflect the two-for-one stock split completed in August, 2007.

     Stock-based compensation expense required under Financial Accounting Standard (SFAS) 123R was approximately $268,000 net of tax, or $0.01 per share for the second quarter of 2008, and approximately $131,000 net of tax, or $0.01 per share, for the same period in 2007.

     Total revenue rose to $62.0 million for the six month period ended June 30, 2008 over the $55.6 million reported for the same period in 2007, an increase of 12%. Revenue from proprietary products and services for the six month period increased by 14% over the same period last year. System shipments totaled 1,117 units for the six month period, versus 1,112 for the same period last year.

     GAAP net income increased 16% to $7.9 million for the six month period, or $0.37 per share, compared to GAAP net income of $6.8 million, or $0.32 per share, for the same period in 2007.

     Stock-based compensation expense required under SFAS 123R was approximately $529,000 net of tax, or $0.02 per share for the six month period of 2008, and approximately $343,000 net of tax, or $0.02 per share, for the same period in 2007.

     “Our second quarter results were driven by the continued strength in our high-end FDM system business, which grew by 33% over the same period last year,” said Scott Crump, chairman and chief executive officer of Stratasys. “FDM system sales benefited from the ongoing success of our recently introduced products, as customers are valuing their improved functionality for making prototypes. More importantly, they are increasingly using the new systems for making functional parts, also known as direct digital manufacturing (DDM).

     “Our success in targeting these new applications was highlighted by the recent order for five of our largest additive fabrication systems, the FDM 900mc, which will be used expressly by the customer for DDM. We estimate that approximately one third of all our high end systems sold during the second quarter will be utilized for DDM, in some frequency. We remain excited about these emerging applications, and as the second quarter reflects, we are generating significant incremental business from these new opportunities.

     “Within the 3D printing business, our direction over the past two years has been a departure from our longer-term vision of driving adoption through greater affordability. Our recent strategy has included the introduction of higher-priced 3D printers that provide customers with improved functionality. This has produced some unanticipated results, as our resellers have focused their efforts on these new systems, resulting in a disproportionately higher level of sales for our full-feature 3D printers compared to the lower-priced units.

     “While the strong sales of higher-priced 3D printers have positively impacted our average printer prices and margins, total 3D printer unit volume lagged our expectations during the second quarter. We believe this trend reflects the difficulty in selling a relatively new technology to domestic customers that are contending with a weakening environment for manufacturing, and are less inclined to make innovative investments. We believe new initiatives planned for 3D printing over the coming quarters will improve the performance of the business.

     “We continue to observe positive trends within our paid parts business, as we have instituted organizational changes, and are making improvements to our sales and marketing efforts. Total paid parts revenue increased 5% year-over-year in the second quarter following the 12% decline in year-over-year revenue in the first quarter of this year. In addition, paid parts revenue was up 25% sequentially for the second quarter. Total registrations on our RedEyeRPM.com web site during the second quarter increased by 43%, and the number of first-time customer orders increased by 53% compared to last year.

     “We were pleased to announce the installation of our 10,000th system in June to Peugeot Citroën, which purchased a high-precision FDM 400mc for the automaker’s engineering facility. We have now sold more systems in the past three years than in our company’s prior fifteen-year history. This expanding base of systems is contributing to growth in our proprietary consumable and maintenance revenue, which both increased by 17% during the second quarter versus last year.

     “We are pleased with our second quarter results, but have adjusted our revenue and earnings projections for the balance of 2008 based on the recent trends we have observed in 3D printing. However, we continue to project strong profit growth for the balance of the year. Longer-term, we remain optimistic given our planned initiatives within 3D printing that should accelerate unit growth, and given the strong growth we continue to observe for high-end systems sales and proprietary consumable revenue. We remain excited about our numerous opportunities,” Crump concluded.

     Stratasys provided the following information regarding its financial guidance for the fiscal year ending December 31, 2008:

  Lowering revenue guidance to $125 million to $130 million, from the previous guidance of $130 million to $136 million.

  Lowering non-GAAP earnings guidance, which excludes stock-based compensation expenses required under SFAS 123R, to $0.79 to $0.84 per share, from the previous guidance of $0.81 to $0.89 per share.

  Lowering GAAP earnings guidance to $0.75 to $0.80 per share, from the previous guidance of $0.77 to $0.85 per share.

  Stock-based compensation expenses required under SFAS 123R estimated at $0.04 to $0.05 per share.

     The revenue guidance adjustment reflects a reduction in 3D printer system revenue for fiscal 2008, compared to previous projections. Earnings per share adjustments reflect the lower revenue projection, offset partially by a reduction in operating expenses compared to previous projections.

     Appropriate reconciliations between non-GAAP and GAAP financial measures are provided in a table at the end of this press release.

     The Company will hold a conference call to discuss its second quarter financial results on Thursday, July 31, 2008 at 8:30 a.m. (EDT). The investor conference call will be available via live webcast on the Stratasys web site at www.stratasys.com under the "Investors" tab. To participate by telephone, the domestic dial-in number is 888-679-8033 and the international dial-in is 617-213-4846. The access code is 24869428. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     Participants may pre-register for the call at www.theconferencingservice.com/prereg/key.process?key=PPHRK3BW8.

     Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys website.

(Financial tables follow)

Stratasys, Inc., Minneapolis, manufactures office-based rapid prototyping and direct digital manufacturing systems, 3D printers and offers rapid prototyping and manufacturing parts services. According to Wohlers Report 2008, Stratasys supplied 44 percent of all systems installed worldwide in 2007, making it the unit market leader, for the sixth consecutive year. Stratasys developed the rapid prototyping process known as fused deposition modeling (FDM). The process creates functional models and end-use parts directly from any 3D CAD program using ABS plastic, polycarbonate, PPSF, and blends. The company holds over 180 granted or pending rapid prototyping patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, education, electronic, architecture and consumer product industries. For more information on the company, go to www.Stratasys.com; www.DimensionPrinting.com; or www.RedEyeRPM.com

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects”, “anticipates”, “projects”, “estimates”, “vision”, “planning” or “believes” or similar words are forward-looking statements that we deem to be covered by and to qualify for the safe harbor protection covered by the Private Securities Litigation Reform Act of 1995. Our belief that we have the largest part-building service is based on the number of dedicated machines. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties; these include the continued market acceptance and growth of our Dimension TM 3D printer and our FDM 200mcTM , 360mcTM , 400mcTM , 900mcTM, MaxumTM, TitanTM, and VantageTM productivity lines; the size of the 3D printing market; our ability to penetrate the 3D printing market; our ability to maintain the growth rates experienced in this and preceding quarters; our ability to introduce and market new materials such as ABS-Plus and ABS-M30; and the market acceptance of these and other materials; the impact of competitive products and pricing; the timely development and acceptance of new products and materials; the success of our recent R&D initiative to expand the direct digital manufacturing capabilities of our core FDM technology; the success of our RedEyeRPMTM and other paid parts services; and the other risks detailed from time to time in our SEC Reports, including the our quarterly reports to be filed on Form 10-Q throughout 2008; and our annual report on Form 10-K filed for the year ended December 31, 2007.

Non-GAAP Discussion

The information discussed within this release includes financial results and forward-looking financial guidance that are in accordance with U.S. generally accepted accounting principles (GAAP). In addition, certain non-GAAP financial measures and guidance have been included that excludes certain expenses. The non-GAAP financial measures are provided in an effort to give information that investors may deem relevant to the company’s operations and comparative performance, primarily the identification and exclusion of expenses associated with stock-based compensation required under SFAS 123R. In addition, the company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net Sales
Product	$24,846,032	$22,198,715	$49,953,572	$43,888,970
Services	$6,428,890	$6,024,779	$12,029,039	$11,679,384
	$31,274,922	$28,223,494	$61,982,611	$55,568,354

Cost of goods sold
Product	$11,721,570	$9,692,932	$22,463,924	$19,358,201
Services	$2,244,982	$2,929,973	$4,846,440	$5,903,544
	$13,966,552	$12,622,905	$27,310,364	$25,261,745

Gross profit	$17,308,370	$15,600,589	$34,672,247	$30,306,609

Costs and expenses
Research and development	$2,572,764	$1,804,574	$4,741,473	$3,606,635
Selling, general and administrative	$8,897,955	$8,759,067	$18,588,823	$17,231,915
	$11,470,719	$10,563,641	$23,330,296	$20,838,550

Operating income	$5,837,651	$5,036,948	$11,341,951	$9,468,059

Other income (expense)
Interest income, net	$546,833	$610,366	$1,147,899	$1,101,659
Foreign currency transaction losses	$(187,658)	$(127,415)	$(215,826)	$(245,269)
Other	$22,747	$41,604	$(253,032)	$37,982
	$381,922	$524,555	$679,041	$894,372

Income before income taxes	$6,219,573	$5,561,503	$12,020,992	$10,362,431

Income taxes	$2,123,517	$1,927,944	$4,126,366	$3,571,434

Net income	$4,096,056	$3,633,559	$7,894,626	$6,790,997

Earnings per common share
Basic	$0.20	$0.18	$0.38	$0.33
Diluted	$0.19	$0.17	$0.37	$0.32

Weighted average number of common
shares outstanding
Basic	20,878,049	20,742,794	20,934,889	20,568,492
Diluted	21,491,704	21,616,908	21,470,288	21,341,528

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$21,532,951	$16,211,771
Short-term investments	$7,179,424	$27,257,592
Accounts receivable, less allowance for returns and
doubtful accounts of $1,259,973 in 2008 and $1,205,621 in 2007	$34,471,168	$26,307,053
Inventories	$18,450,306	$12,771,235
Net investment in sales-type leases	$4,702,911	$3,256,953
Prepaid expenses	$3,395,580	$2,507,316
Deferred income taxes	$711,000	$711,000
Total current assets	$90,443,340	$89,022,920

Property and equipment, net	$28,094,175	$26,577,362

Other assets
Intangible assets, net	$8,286,936	$8,063,319
Net investment in sales-type leases	$3,093,663	$4,101,682
Deferred income taxes	$786,000	$719,000
Long-term investments - Available for sale securities	$1,990,000	$-
Long-term investments	$17,997,626	$17,965,489
Other	$1,620,720	$2,307,250
Total other assets	$33,774,945	$33,156,740

	$152,312,460	$148,757,022

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$9,918,165	$13,959,022
Unearned revenues	$11,923,009	$10,964,471
Total current liabilities	$21,841,174	$24,923,493

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares, issued 25,822,803 shares in 2008 and
25,610,654 shares in 2007	$258,228	$256,108
Capital in excess of par value	$89,617,488	$87,023,541
Retained earnings	$64,178,807	$56,284,182
Accumulated other comprehensive loss	$271,625	$172,073
Less cost of treasury stock, 4,821,155 shares in 2008 and
4,600,056 shares in 2007	$(23,854,862)	$(19,902,375)
Total stockholders' equity	$130,471,286	$123,833,529

	$152,312,460	$148,757,022

STRATASYS, INC.

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Three Months Ended June 30,			Three Months Ended June 30,
	2008		2008	2007		2007
	(unaudited)	Non-GAAP	(unaudited)	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP	As Reported	Adjustments (1)	Non-GAAP
Selling, general and administrative expenses	$8,897,955	$(319,823)	$8,578,132	$8,759,067	$(178,949)	$8,580,118
Total operating expenses	11,470,719	(319,823)	11,150,896	10,563,641	(178,949)	10,384,692
Operating income	5,837,651	319,823	6,157,474	5,036,948	178,949	5,215,897

Income before income taxes	6,219,573	319,823	6,539,396	5,561,503	178,949	5,740,452
Income taxes	2,123,517	52,218	2,175,735	1,927,944	47,546	1,975,490

Net income	$4,096,056	$267,605	$4,363,661	$3,633,559	$131,403	$3,764,962

Earnings per common share
Basic	$0.20	$0.01	$0.21	$0.18	$0.01	$0.19
Diluted	$0.19	$0.01	$0.20	$0.17	$0.01	$0.18

Weighted average number of common
shares outstanding
Basic	20,878,049		20,878,049	20,742,794		20,742,794
Diluted	21,491,704		21,491,704	21,616,908		21,616,908

	Six Months Ended June 30,			Six Months Ended June 30,
	2008		2008	2007		2007
	(unaudited)	Non-GAAP	(unaudited)	(unaudited)	Non-GAAP	(unaudited)
	As Reported	Adjustments (1)	Non-GAAP	As Reported	Adjustments (1)	Non-GAAP
Selling, general and administrative	$18,588,823	$(635,218)	$17,953,605	$17,231,915	$(482,000)	$16,749,915
Total operating expenses	$23,330,296	$(635,218)	$22,695,078	$20,838,550	$(482,000)	$20,356,550
Operating income	$11,341,951	$635,218	$11,977,169	$9,468,059	$482,000	$9,950,059

Income before income taxes	$12,020,992	$635,218	$12,656,210	$10,362,431	$482,000	$10,844,431
Income taxes	$4,126,366	$106,218	$4,232,584	$3,571,434	$138,688	$3,710,122

Net income	$7,894,626	$529,000	$8,423,626	$6,790,997	$343,312	$7,134,309

Earnings per common share
Basic	$0.38	$0.03	$0.41	$0.33	$0.02	$0.35
Diluted	$0.37	$0.02	$0.39	$0.32	$0.02	$0.34

Weighted average number of common
shares outstanding
Basic	20,934,889		20,934,889	20,568,492		20,568,492
Diluted	21,470,288		21,470,288	21,341,528		21,341,528

     (1) These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results excluding non-cash stock-based compensation provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

STRATASYS, INC.

FISCAL YEAR 2008
RECONCILIATION OF NON-GAAP FORWARD LOOKING GUIDANCE

Earnings Per Diluted Share Range
U.S. GAAP measure	$0.75 to $0.80

Adjustments to exclude the effects
of expenses related to stock-based
compensation under SFAS 123R	$0.04 - $0.05

Non-GAAP estimates	$0.79 to $0.84